Exhibit 4.1

TUFCO TECHNOLOGIES, INC.
PROFIT SHARING SAVINGS AND INVESTMENT PLAN

ARTICLE 1

THE PLAN AND DEFINITIONS

1.1	The Plan. Effective October 1, 1982, Tufco Technologies, Inc. (f/k/a/ Tufco Industries, Inc. prior to October 1, 1996) (the “Company”) adopted this profit sharing plan to provide retirement benefits for eligible Employees. As adopted, the Plan incorporates a cash or deferred arrangement permitted by Code section 401(k).

The Company amended and restated the Plan effective October 1, 1997 to comply with changes to Code sections 401(a) and 401(k). The Plan was again amended and restated effective October 1, 2002, except for those provisions, which explicitly state a different effective date. The restated Plan includes IRS Model Amendments to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) and for minimum required distributions.

1.2	Definitions.

(a)	Account. The record of each Participant’s interest in the Trust Fund, divided into the following subaccounts:

•	Elective Contribution Account

•	Matching Contribution Account

•	Employer Contribution Account

•	Rollover Account

(b)	Administrator. The Company, which shall control and manage the operation and administration of the Plan as the named fiduciary. In accordance with Article 8, the Company may authorize an individual, or group of individuals, to act as Administrator on its behalf.

(c)	Break in Service. A computation period during which a Participant does not complete more than 500 Hours of Service. The computation period for measuring breaks in service shall be the same as for measuring Years of Service.

(d)	Code. The Internal Revenue Code of 1986, as amended and interpreted by applicable regulations and rulings.

(e)	Company. Tufco Technologies, Inc., the sponsoring employer, and any successor, which maintains the Plan. The board of directors of the Company, or such board members or officers of the Company authorized by the board of directors, shall act on behalf of the Company for purposes of the Plan.

(f)	Compensation.

(1)	In General. Except as otherwise provided, Compensation shall mean an Employee’s wages from the Employer, which are required to be reported on the Employee’s IRS Form W-2 for income tax withholding purposes (or such other amount as required to be reported under Code sections 6041(d), 6051(a)(3) and 6052).

(2)	Exclusion of Certain Items. Compensation as defined above is reduced by reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, severance pay and income relating to a Participant’s exercise of stock options.

(3)	Inclusion of Elective Contributions. “Compensation” includes elective deferrals (as defined in Code section 402(g)(3)) and any amount, which is contributed or deferred by the Employer at the election of the Employee, and not includible in the gross income of the Employee by reason of Code sections 125, 457 or 132(f)(4).

(4)	Additional Rules.

(A)	Annual Compensation Limit. The annual Compensation of each Participant in any Plan Year shall not exceed the annual compensation limit of Code section 401(a)(17). The annual compensation limit is $200,000 for 2002 as adjusted for increases in the cost of living in accordance with Code section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year.

(B)	Received While a Plan Participant. For purposes of contributions pursuant to Article 3 and sections 5.3 and 5.4 (ADP and ACP testing), the Administrator may uniformly limit the period for which Compensation shall be taken into consideration to the portion of the Plan Year in which the Employee was a Participant in the Plan.

(C)	Compensation For Purposes of Elective Contributions. For the purpose of determining the amount of contributions that may be made by, or on behalf of, an active Participant under section 3.2 (Elective Contributions), Compensation shall be determined in accordance with section 1.2(f)(1) above, which includes Participant’s bonus, if any.

(D)	Compensation For Purposes of Employer Contributions. For the purpose of determining the amount of contributions that may be made by, or on behalf of, an active Participant under sections 3.4 (Employer contributions), Compensation shall be determined in accordance with section 1.2(f)(l) above, excluding a Participant’s bonus, if any.

(E)	Compensation Used for Testing Purposes. With respect to sections 5.3 (Actual Deferral Percentage Test), and 5.4 (Actual Contribution Percentage Test), Compensation shall be determined pursuant to Code 414(s).

(g)	Effective Date. October 1, 1982, the date the Plan first applied to the Company; as to each Employer, the date the Plan first applied to each Employer.

(h)	Elective Contributions. Employer contributions made to the Plan at the election of the Participant on a pretax basis pursuant to the cash or deferred arrangement of section 3.2 and which would otherwise be payable to the Participant in cash.

(i)	Employee. Any common law Employee of the Employer or a Related Employer, including a Leased Employee. The term “Employee” excludes any person who is not classified by the Employer on its payroll records as an Employee under Code section 3121(d). This exclusion applies, but is not limited, to a person classified as an independent contractor, even if such classification is determined to be erroneous or is retroactively revised (such as by a governmental agency or court order). If a person who was excluded from the definition of Employee is later determined to have been misclassified, the person shall continue to be treated as a non-Employee for all periods prior to the date the classification of the person should be revised for purposes of the Plan.

(j)	Employer. The Company, Tufco L.P. (effective as of February 1997) or any other Related Employer which, consistent with authorization by the Company, has adopted the Plan and any successor to an Employer which maintains the Plan. By adoption of this Plan, an Employer shall be deemed to appoint, as its exclusive agent, the Company and Administrator to exercise on the Employer’s behalf all of the power and authority conferred by this Plan upon the Employer. The authority of these agents shall continue until this Plan is terminated as to the adopting Employer and the relevant Trust Fund assets have been distributed by the Trustee. The board of directors of the Employer, or such officers authorized by the board of directors or, the general partners if the Employer is a limited partnership, shall act on behalf of the Employer for purposes of the Plan.

(k)	Employment. An individual’s employment with the Employer or any Related Employer. If an Employee is transferred between Related Employers, the Employee shall not be deemed to have terminated Employment.

(l)	Five-Percent Owner. An individual who owns (or is considered owning within the meaning of Code section 318) more than five percent of the total combined voting power of all stock of the Employer or a Related Employer, within the meaning of Code section 416.

(m)	Hour of Service.

(1)	Each hour for which an Employee is paid, or entitled to payment, for the performance of service for the Employer;

(2)	Each hour for which an Employee is paid, or entitled to payment by the Employer without the performance of service (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability (as defined in section 6.1)), lay off, jury duty, military duty, or leave of absence (pursuant to this paragraph (2), no more than 501 Hours of Service will be credited for any single continuous period—whether or not such period occurs in a single Plan Year or other computation period—and 29 C.F.R. section 2530.200b-2 and 3 shall govern the determination of an individual’s Hours of Service); and

(3)	Each hour for which back pay, regardless of any mitigation of damages, is either awarded or agreed to by the Employer.

The same Hours of Service will not be credited pursuant to paragraphs (1) or (2), as the case may be, and paragraph (3).

If the Employer does not maintain records of Hours of Service but maintains records and compensates an Employee in relation to other periods of service, that Employee shall accrue the following number of Hours of Service for the following units of time to which his Compensation relates:

Units of Time	Hours of Service
day	10 hours
week	45 hours
semi-monthly	95 hours
monthly	190 hours

Solely to avoid a Break in Service, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence. An absence from work for maternity or paternity reasons means an absence due to (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee for adoption by the Employee or (iv) the caring for such child immediately after birth or placement. The Plan shall credit Hours of Service pursuant to this paragraph first to the Plan Year in which the absence begins to the extent necessary to prevent a Break in Service in that Plan Year, then to the Plan Year following the Plan Year in which the absence begins. No more than 501 hours will be credited under this paragraph. If the hours which would have been credited but for an absence due to maternity or paternity reasons cannot be determined, the Plan shall credit eight Hours of Service for each day of the absence. The Plan shall not award Hours of Service pursuant to this paragraph unless the Employee involved provides the Administrator such information, as the Administrator reasonably requires to establish the purpose of the absence as consistent with this paragraph and to establish the number of days in the absence.

Hours of Service shall be credited for employment with Related Employers and as a Leased Employee, except as provided in the Plan’s definition of Leased Employee. If this Plan is the continuation of a plan of a predecessor employer, service with such predecessor employer shall be treated as service with the Employer.

(n)	Income. The net gain or loss of the Trust Fund from investments including, but not limited to, interest, dividends, rents, profits, realized and unrealized gains and losses and expenses of the Plan or Trust Fund paid from the Trust Fund. To determine the Income of the Trust Fund for any period, the Trustee shall value the Trust Fund on the basis of its assets’ fair market value.

(o)	Leased Employee. Any person who has performed services for the Employer or a Related Employer on a substantially full-time basis for a period of at least one year in accordance with an agreement between the Employer and the leasing organization and under the primary direction or control of the recipient Employer.

When a Leased Employee ceases to provide services pursuant to an agreement between the Employer or Related Employer and a leasing organization but continues to work under the direction of the Employer or Related Employer, the Employer or Related Employer may reclassify the Leased Employee as an Employee, in which case such Employee shall receive credit for purposes of eligibility and vesting for the entire period for which he has performed services for the Employer or Related Employer.

Any person who the Employer or Related Employer classifies as a Leased Employee shall not receive credit for eligibility and vesting purposes under this Plan for his period as a Leased Employee if:

(1)	the number of persons who the Employer or Related Employer classifies as Leased Employees constitute less than 20% of the Employer or Related Employer’s non-highly compensated work force within the meaning of Code section 414(n)(5)(C)(ii); and

(2)	such person is covered by a money purchase pension plan maintained by the leasing organization providing:

(A)	a nonintegrated company contribution rate of at least 10% of compensation as defined in section 5.1(c);

(B)	immediate participation for each employee of the leasing organization (other than employees who perform substantially all their services for the leasing organization); and

(C)	full and immediate vesting.

(p)	Normal Retirement Age. The later of a Participant’s attainment of age 65 or the 5th anniversary of the first day of the first Plan Year in which the Participant began participating in the Plan.

(q)	Participant. An Employee who has satisfied the eligibility and participation requirements of Article 2 of the Plan. Where appropriate, the term “Participant” also includes Participants who are no longer eligible to actively participate under the provisions of Article 2, beneficiaries of a deceased Participant, or an alternate payee, as defined in Code section 414(p)(8), for whom an Account exists which has not been distributed or forfeited in total.

(r)	Plan. The Tufco Technologies, Inc. Profit Sharing Savings and Investment Plan, as stated in this document and as amended from time to time.

(s)	Plan Year. The period beginning on the Effective Date and ending on September 30, 1983, and the 12-consecutive month period ending on each subsequent September 30.

(t)	Related Employer. A Related Employer shall mean:

(1)	Any corporation, trade or business, which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Company;

(2)	Any trade or business (whether or not incorporated) which is under common control (as defined in Code section 414(c)) with the Company;

(3)	Any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code section 414(m)) which includes the Company; or

(4)	Any other entity required to be aggregated with the Company pursuant to regulations under Code section 414(o).

(u)	Trust Fund. The assets of the Plan held in trust by the Trustee.

(v)	Trustee. The person(s), or entity holding the assets of the Plan in trust.

(w)	Valuation Date. The last day of the Plan Year and each business day of the Plan Year or such other dates as the Administrator determines for the purpose of valuing the Trust Fund pursuant to Article 4.

(x)	Year of Service. A Plan Year in which an Employee completes at least 1,000 Hours of Service. Years of Service shall include an Employee’s prior service with an entity acquired by the Company or an Employer.

ARTICLE 2

ELIGIBILITY AND PARTICIPATION

2.1	Eligible Class of Employees. This Article 2 refers to Employees eligible to participate in the Plan as “Eligible Employees.” An Eligible Employee is any Employee of the Employer who is not a limited term, seasonal employee, as classified by an Employer or a nonresident alien who receives no U.S. source earned income. An individual who is performing services for the Employer under a leasing agreement, including a Leased Employee, shall not be eligible to participate in the Plan.

If a person who provides services to a Participating Employer is misclassified as other than an Eligible Employee, then the person will not become eligible for benefits under this Plan until such time as the classification is corrected by the Participating Employer. Any such correction of worker classification shall not have retroactive effect.

2.2	Eligibility Requirements.

(a)	Employees Hired After October 1, 1998. An Eligible Employee hired after October 1, 1998 shall participate in the Plan as of the applicable entry date identified in section 2.3 below on or after he has completed the required “period of eligibility service.” The required “period of eligibility service” shall be the six consecutive month period beginning on the date the Employee first performs an Hour of Service, provided the Employee completes at least 500 Hours of Service during such period. If an Eligible Employee does not complete 500 Hours of Service during his first six months of Employment, the required “period of eligibility service” shall mean either (1) the 12 consecutive month period beginning on the date the Employee first performed an Hour of Service during which the employee completes at least 1,000 Hours of Service, or (2) any Plan Year beginning on or after the date the Employee first performs an Hour of Service during which he completes at least 1,000 Hours of Service.

(b)	Employees Hired Prior to October 1, 1998. An Eligible Employee hired prior to October 1, 1998, shall participate in the Plan as of the entry date identified in section 2.3 below upon the completion of six consecutive calendar months of Employment.

(c)	One-Time Entry Window. Any Active Eligible Employee who was hired on or before October 1, 2002 and was not a Participant in the Plan as of October 1, 2002 shall participate in the Plan on October 1, 2002.

2.3	Entry Dates. An Eligible Employee who has completed the Plan’s eligibility requirements becomes a Plan Participant on the first day of the Plan Year quarter coincident with or immediately following the date the Employee satisfied the Plan’s eligibility requirements.

2.4	Termination of Participation. On the date a Participant’s Employment terminates the Participant shall be deemed an inactive Participant. Status as an inactive Participant shall continue until the date the Plan has satisfied all liabilities with respect to the inactive Participant. An inactive Participant shall not be eligible for contributions made pursuant to Article 3.

2.5	Participation Upon Reemployment. If a former or inactive Participant resumes Employment, he shall immediately participate in the Plan provided he is employed as an Eligible Employee. If a former Employee, who satisfied the requirements of section 2.2 but was not an Employee on the appropriate entry date set forth in section 2.3, resumes active Employment, he shall immediately participate in the Plan provided he is employed as an Eligible Employee. The rehired Employee shall be entitled to make Elective Contributions as soon as administratively possible following return to participation in the Plan.

2.6	Participation Following a Change in Status.

(a)	Employees Who are Members of an Ineligible Class. An Employee who cannot participate in the Plan because he is not an Eligible Employee shall immediately become a Participant upon a change in status to an Eligible Employee, provided he has satisfied the eligibility requirements of sections 2.2 and 2.3.

(b)	Participants Who Become Members of an Ineligible Class. If a Participant is no longer an Eligible Employee because he becomes a member of an ineligible class of Employees, then his participation in the Plan will be suspended. During the period of suspension, his Account will not be entitled to receive any contribution allocations pursuant to Article 3. However, he may continue to be credited with Years of Service for vesting purposes. The inactive Participant will immediately resume participation in the Plan if he again becomes an Eligible Employee.

ARTICLE 3

CONTRIBUTIONS AND ALLOCATIONS

3.1	Contribution and Allocation Restrictions. All contributions and allocations provided for in this Article 3 are subject to the limitations and restrictions recited in Article 5.

3.2	Elective Contributions. The Employer shall contribute a Participant’s Elective Contributions to the Plan. Elective Contributions must be deferred before becoming currently available to the Participant and after the cash or deferred arrangement of this Plan is adopted and effective. Elective Contributions may be contributed to the Plan only if the amounts would have been received in cash by the Participant in the Plan Year or are attributable to services performed by the Participant in the Plan Year, and but for the Participant’s election, would have been received within 2-1/2 months following the end of the Plan Year.

(a)	Enrollment. The initial enrollment date shall be the entry date on which an Employee first becomes a Plan Participant, as defined in section 2.3. After the initial enrollment date, Participants may enroll to make Elective Contributions at such time and in a manner approved by the Administrator. A Participant shall enroll, in a manner approved by the Administrator, by directing the Employer to make Elective Contributions. A Participant’s election authorizing Elective Contributions will remain in effect until amended or discontinued.

(b)	Amount. A Participant’s Elective Contributions for a Plan Year under this Plan and all other cash or deferred arrangements of the Employer may not exceed the lesser of (1) a percentage of the Participant’s Compensation as determined by the Administrator or (2), for each calendar year, the dollar limitation of Code section 402(g) as in effect for such calendar year.

(c)	Allocation. The Administrator shall allocate Elective Contributions to the Elective Contribution Accounts of the Participants for whom such contributions were made.

(d)	Revoking an Election to Contribute. A Participant may revoke his election to make Elective Contributions and again enroll at such time and in a manner approved by the Administrator.

(e)	Election to Change Contribution Amount. A Participant may increase or decrease the amount of his Elective Contributions at such time and in a manner approved by the Administrator.

(f)	Return of Excess Deferrals. A Participant may notify the Administrator, or the Employer will designate on behalf of the Participant, that the Participant has made excess deferrals for a calendar year. The Administrator shall direct the Trustee to distribute to the Participant the amount of any excess deferrals allocable to the Plan, plus or minus any Income allocable to the excess deferrals up to the close of the calendar year in which the deferrals were made. Distribution of excess deferrals shall occur by the April 15 immediately following the close of the calendar year in which the excess deferrals were contributed to the Plan. The amount of “excess deferrals” for any calendar year shall equal (1) the sum of amounts contributed to the Plan as Elective Contributions on behalf of the Participant plus amounts deferred by the Participant pursuant to other arrangements described in Code sections 401(k), 408(k), 402(h)(1)(B), 408(p)(2) and 403(b), minus (2) the Code section 402(g) limit in effect for such year.

Income allocable to excess deferrals shall be determined under any reasonable method used for allocating Income to all Participants’ Accounts as applied consistently to all Participants for the Plan Year. The Administrator may determine Income by multiplying Income allocable to the Participant’s Elective Contribution Account for the calendar year by a fraction, the numerator of which is such Participant’s excess deferrals for the year and the denominator of which is the Participant’s Account balance attributable to Elective Contributions as of the beginning of the calendar year plus the Participant’s Elective Contributions for the calendar year.

To the extent required by law, any matching contributions, which are related to excess deferrals distributed in accordance with this paragraph, shall be declared a forfeiture as of the end of the Plan Year in which the excess deferrals are distributed (even if the Participant is vested in such matching contributions), except to the extent the matching contribution is an excess aggregate contribution which instead is distributed to a highly compensated Participant in accordance with Article 5.

3.3	Matching Contributions.

(a)	Qualifying Participants. The Plan refers to Participants who are entitled to an allocation of matching contributions pursuant to this section as “Qualifying Participants.” A Participant is a Qualifying Participant if the Participant makes Elective Contributions to the Plan in the Plan Year for which the matching contributions are allocated.

(b)	Amount. The Employer may contribute a “matching contribution” to the Trust Fund for each Plan Year. The amount of the matching contribution, if any, shall equal the amount or percentage of Compensation determined by the Employer to match all or part of the Elective Contributions made for the Plan Year by Qualifying Participants.

(c)	Allocation. The Administrator shall allocate matching contributions to the Matching Contribution Accounts of Qualifying Participants at such times as determined by the Administrator, but no less frequently than as of the last day of the Plan Year.

As of the last day of each Plan Year or such other period as the Administrator determines to be administratively feasible, the Administrator may allocate a “make-up matching contribution” to the Matching Contribution Accounts of Qualifying Participants whose aggregate matching contribution allocations for the Plan Year are less than the amount they would otherwise have received as matching contributions had the Participant’s Elective Contributions been made in substantially the same amount throughout the Plan Year or had the Participant’s Elective Contributions not been reduced, whether or not due to Code section 402(g) limits. The amount of such make-up matching contribution shall be the difference between the amount allocated to the Participant’s Matching Contribution Account for such Plan Year and the amount that would have been allocated to the Participant’s Matching Contribution Account for such Plan Year if the Participant’s Elective Contributions had been made in substantially the same amount over the entire Plan Year.

(d)	Suspension, Reduction or Elimination of Matching Contributions. The Company may act to suspend, reduce or eliminate matching contributions to be made by the Employer and may rescind such action at any time.

3.4	Employer Contributions.

(a)	Qualifying Participants. The Plan refers to Participants whose Accounts are entitled to an allocation pursuant to this section as “Qualifying Participants.” Each Participant is a Qualifying Participant provided the Participant:

•	is classified by the Company as a “Tier Five” or “Tier Six” Employee at the Newton, NC facility or a “Tier Six” Employee at the Green Bay, WI facility for the Plan Year for which the contribution is made;

•	is employed by the Employer on the last day of the Plan Year; and

•	completes at least 1,000 Hours of Service in such Plan Year, or

•	effective on or after January 1, 2004, terminates Employment prior to the last day of the Plan Year because of death, disability (as defined in section 6.1) or attainment of Normal Retirement Age and completes a pro rata portion of 1,000 Hours of Service during the Plan Year.

If, as a result of the application of this subsection (a), the Plan would fail to satisfy Code section 410(b)(1) for a Plan Year, the Administrator, as of the last day of the Plan Year, shall also consider as Qualifying Participants for the Plan Year the individuals described below in the order listed and only to the extent necessary to satisfy Code section 410(b)(1):

(1)	Participants employed by the Employer on the last day of the Plan Year who failed to complete 1,000 Hours of Service beginning with Participants who completed 999 Hours of Service in the Plan Year and continuing in order of Participants with the greatest number of Hours of Service down to 501 Hours of Service; and

(2)	Participants who terminated Employment prior to the last day of the Plan Year after completing 501 or more Hours of Service beginning with Participants who completed the greatest number of Hours of Service in the Plan Year and continuing in order of Participants with the greatest number of Hours of Service down to 501 Hours of Service.

(b)	Amount. The Employer may contribute an “Employer contribution” to the Trust Fund for each Plan Year. The amount of the contribution, if any, for a Plan Year shall equal the amount determined by the Company. The Company may designate different contribution amounts for different geographic locations or divisions, provided the contribution benefit Participants in a nondiscriminatory manner in accordance with Code section 401(a)(4).

(c)	Allocation. The Administrator shall allocate any Employer contribution for a year among the Employer Contribution Accounts of Qualifying Participants at such time(s) as determined by the Administrator, but no less frequently than as of the last day of the Plan Year. The Employer contribution will be allocated to each Qualifying Participant’s Account in the ratio that such Participant’s Compensation for the Plan Year bears to the Compensation of all Qualifying Participants for the Plan year.

Allocations of Employer contribution for each geographic locations or division shall be made only among the Employer Contribution Accounts of Qualifying Participants employed at that geographic location or division.

(d)	Suspension, Reduction or Elimination of Employer Contributions. The Company may act to suspend, reduce or eliminate contributions to be made by the Employer and may rescind such action at any time.

3.5	Allocation of Forfeitures. The Plan Administrator may elect to use Forfeitures to pay Plan administrative expenses. To the extent the Administrator does not use all the Forfeitures to pay expenses, any remaining Forfeitures will be applied in accordance with the following:

(a)	Forfeitures from Employer Contribution Accounts. The Administrator shall allocate forfeitures from employer Contribution Accounts among the Employer Contribution Accounts of Qualifying Participants as if such forfeitures were additional Employer contributions as determined by the Administrator, but no less frequently than as of the last day of each Plan Year and following the allocation of Income pursuant to Article 4.

(b)	Forfeitures from Matching Contribution Accounts. Forfeitures from Matching Contribution Accounts shall be used to reduce the Employer’s matching contribution specified in section 3.3 as of the last day of the Plan Year during which the forfeiture occurs or any subsequent Plan Year.

3.6	Rollover Contributions. Any Eligible Employee pursuant to section 2.1 of the Plan may, with the approval of the Administrator, directly transfer to the Plan any portion of an eligible rollover distribution or a rollover contribution which he received personally (either directly from a qualified plan or as a rollover from an individual retirement account or annuity). Amounts not transferred in a direct rollover must be deposited in the Plan within the time limits required by law. An “eligible rollover distribution” will be determined under Code section 402(c)(4). The Administrator may require such documentation and information as it deems necessary to determine whether the rollover contribution is valid and may instruct the Trustee to refuse or accept the contribution.

The rollover contribution will be allocated to a Rollover Account established for the Employee pursuant to the terms of the Plan. An Employee who transfers a rollover contribution to the Plan will not become a Participant entitled to make Elective Contributions or share in matching or Employer contributions until the Employee completes the eligibility requirements described in Article 2 of the Plan.

If a rollover contribution is later determined by the Administrator to have been an invalid rollover contribution, the Administrator shall instruct the Trustee to distribute to the Employee the amounts held in Trust attributable to the rollover contribution.

3.7	Participant After-Tax Contributions. The Plan does not require or permit Participants to make after-tax contributions to the Trust Fund. The balance of a Participant’s after-tax contributions, if any, made prior to the date the Plan no longer accepted such contributions, shall be transferred to his Rollover Account subject to the rules applicable to such Account.

3.8	Determination of Contributions. The Company shall determine the amount of any contribution made to the Plan. The Company’s determination of any contribution shall be binding on all Participants, the Trustee and the Administrator. The Trustee shall have no right or duty to inquire into the amount of the Employer contribution or the method used in determining the amount of the contribution. The Trustee shall be accountable for only funds it actually receives.

3.9	Payment of Contributions to the Trustee. The Employer shall pay its contribution for each of its fiscal years to the Trustee within the time prescribed by law, including extensions, for the filing of the Employer’s federal income tax return for such year or within such other period as provided in Code section 404(a)(6). The Employer shall pay Elective Contributions to the Trustee as of the earliest date the Employer can reasonably segregate such contributions from its general assets but not later than the 15th business day of the month following the month in which the Elective Contributions would otherwise have been payable to the Participant in cash.

3.10	Return of Contributions. The Trustee shall return Employer contributions made to the Plan in the following circumstances:

(a)	The Employer and the Plan condition all Employer contributions to the Plan upon the Employer obtaining a deduction pursuant to Code section 404(a) in an equal amount for the Employer’s taxable year ending with or within the Plan Year for which the contribution is made. If all or any portion of the Employer’s contribution is not deductible for such year pursuant to Code section 404(a), the Trustee shall return the nondeductible amount to the Employer, without earnings, but reduced by any attributable losses, within one year of the disallowance of the deduction by the Internal Revenue Service.

(b)	The Trustee, at the direction of the Employer, shall return to the Employer, without earnings, but reduced by any attributable losses, any contribution made due to a mistake of fact provided the Administrator determines that such mistake existed at the time of the contribution. The Trustee may only return a contribution pursuant to this subsection (b) within 12 months of the date the contribution was made.

The Employer shall return Elective Contributions and amounts rolled over into the Plan, if any, and Income on such amounts to the Participant if such contributions are returned to the Employer pursuant to this section.

ARTICLE 4

VALUATION

4.1	Allocation of Income to Accounts. Participant Accounts will be valued as of each Valuation Date in accordance with the income accounting applicable to each investment fund in which the assets of the Accounts are invested. Accounts will be adjusted to reflect applicable contributions, Income and expenses and all other transactions since the preceding Valuation Date.

4.2	Valuation and Allocation of Participant Loans. The Administrator shall value separately the principal outstanding and interest received from Participant loans. Such values shall be allocated to the appropriate Accounts of Participants no less frequently than as of the last day of the Plan Year.

4.3	Valuation of a Participant’s Account. The Administrator shall determine the value of a Participant’s Account for purposes of Articles 6 and 7 as of the Valuation Date immediately preceding the date a distribution occurs or commences as if such Valuation Date were the last day of a Plan Year. The valuation shall include (a) the allocation of contributions or forfeitures, if any, for such year if the Account otherwise qualifies for such allocation and the Valuation Date is actually the last day of a Plan Year, or if the Plan otherwise requires allocation of such amounts as of such Valuation Date, and (b) Elective Contributions made to the Plan on behalf of the Participant since the Valuation Date.

4.4	Valuation of Company Stock. For purposes of this Article 4, the value of company stock held by the Plan shall be the closing price of such stock as reported on the NASDAQ as of the applicable Valuation Date.

ARTICLE 5

CONTRIBUTION AND ALLOCATION RESTRICTIONS

5.1	Section 415 Limits on Allocations.

(a)	Maximum Annual Addition. Annual additions to a Participant’s Account for any limitation year shall not exceed the lesser of:

(1)	$30,000, as adjusted under Code section 415(d); or

(2)	25% of the compensation paid or made available to the Participant in such year.

(b)	Definition of Annual Additions. “Annual additions” are contributions and forfeitures allocated on behalf of a Participant to this Plan and all other defined contribution plans maintained by the Employer or a Related Employer for the limitation year, including Employee contributions. Contributions allocated to any medical accounts which are part of a pension or annuity plan under Code sections 415(l) and 419A(d)(2) shall be treated as annual additions to a defined contribution plan. However, section 5.1(a)(2) above shall not apply to any amounts treated as an annual addition under the preceding sentence. Annual additions include Elective Contributions in excess of (1) the Code section 402(g) limit (as adjusted) which are not distributed by the April 15 following the close of the Plan Year, or (2) the nondiscrimination limitations recited in this Article 5 even if corrected through distribution after the close of the Plan Year. Income on Elective Contributions, which are distributed pursuant to section 5.1(f)(1) below, shall be included as an annual addition, unless the Income also is distributed pursuant to section 5.1(f)(1) below.

Annual additions shall not include the allocation to a Participant’s Account of Income and rollovers, if any, pursuant to Article 3 or the repayment of principal or interest by a Participant on a loan, if any, extended pursuant to Article 7.

(c)	Definition of Compensation for Annual Additions. “Compensation,” for purposes of this section 5.1, unless otherwise elected by the Administrator for a limitation year, shall mean an Employee’s wages from the Employer or a Related Employer, which are required to be reported on the Employee’s IRS Form W-2 for income tax withholding purposes (or such other amount as required to be reported under Code sections 6041(d), 6051(a)(3) and 6052), excluding moving expense payments or reimbursements if at the time of payment it is reasonable to believe that these amounts are deductible by the Employee under Code section 217. “Compensation” includes elective deferrals (as defined in Code section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Employee and not includible in the gross income of the Employee by reason of Code sections 125, 457 or 132(f)(4).

(d)	Definition of Limitation Year. The “limitation year” shall be the Plan Year.

(e)	Definition of Related Employer. For purposes of this section, Related Employer shall have the meaning prescribed in section 1.2, except that “more than 50-percent” shall be substituted for “at least 80-percent” each place it appears in Code section 1563(a)(1).

(f)	Excess Annual Additions. The Administrator shall reallocate the excess of a Participant’s annual additions which exceed the limits stated above, provided such excess is not subject to refund or reversion pursuant to Article 3, in accordance with subparagraph (1) below and any one of the other following subparagraphs:

(1)	To the extent the excess arises from the Participant’s Elective Contributions, such excess and, if the Administrator determines, Income attributable to such excess, may be refunded to the Participant as soon as administratively feasible.

(2)	The excess amount shall be reallocated to the Accounts of the Participants in the Plan who have not exceeded the limits stated above. If the reallocation causes the limits stated above to be exceeded with respect to each Participant for the limitation year, then these amounts shall be held unallocated in a suspense account and reallocated to Participants’ Accounts in the next (or succeeding, if necessary) limitation year before the allocation of Employer or Employee contributions.

(3)	The excess amount shall be used to reduce Employer contributions for the next (or succeeding, if necessary) limitation year for the Participant who incurred the excess amounts provided the Participant is covered by the Plan at the end of such limitation year. If the Participant is no longer covered by the Plan as of the end of the limitation year, the excess amounts shall be held unallocated in a suspense account and reallocated in the next limitation year to all remaining Participants in the Plan as a reduction of such Participants’ Employer contributions. Excess amounts may not be distributed to Participants.

(4)	The excess amount shall be held unallocated in a suspense account for the limitation year and reallocated in the next (or succeeding, if necessary) limitation year to all Participants in the Plan. The excess amount must be used to reduce Employer contributions for the next (and succeeding, if necessary) limitation years. Excess amounts may not be distributed to Participants.

Any excess amount held in a suspense account shall not share in Income. If the Plan terminates before the allocation of such excess, the excess shall revert to the Employer, to the extent that it may not be allocated to any Participant’s Account.

5.2	Top-Heavy Restrictions. As of each determination date, the Administrator shall apply Code section 416 to determine if the Plan is top-heavy.

(a)	General Rule. Generally, the Plan will be “top-heavy” for any Plan Year, if, as of the determination date, the aggregate of the Accounts of Key Employees exceeds 60% of the aggregate of the Accounts of all Participants. To determine if the Plan is top-heavy, the Administrator shall (1) include in each Participant’s Account distributions made with respect to the Participant during the Plan Year containing the determination date and the preceding four Plan Years and (2) exclude from the calculation the Account of any Participant who (A) was not a Key Employee at any time during the Plan Year containing the determination date but was during any preceding Plan and (B) did not complete at least one Hour of Service during the immediately preceding five-year period.

For purposes of this section, “Key Employee” shall mean any Employee, former Employee or beneficiary who, pursuant to Code section 416(i), during the year involved or any of the four immediately preceding years, is:

(1)	An officer of the Employer receiving annual compensation exceeding 50% of $90,000 or the amount then applicable pursuant to Code section 415(b)(1)(A);

(2)	One of the ten persons owning the largest interests in an Employer and receiving annual compensation greater than $30,000 or the amount then applicable pursuant to Code section 415(c)(1)(A);

(3)	A Five-Percent Owner of the Employer; or

(4)	A one-percent owner of the Employer receiving annual compensation exceeding $150,000.

In determining whether an individual is a Key Employee, the Administrator shall consider his compensation as defined in Code section 414(q)(4).

(b)	Determination Date. For the first Plan Year, the “determination date” is the last day of that Plan Year. For any other Plan Year, the “determination date” is the last day of the immediately preceding Plan Year.

(c)	Aggregating Plans. In determining whether the Plan is top-heavy, the Administrator shall aggregate the Plan with (1) each other qualified plan of the Employer in which a Key Employee participated during the Plan Year containing the determination date or the four immediately preceding years (regardless of whether the plan has terminated) and (2) each other qualified plan of the Employer or a Related Employer, which enables any plan in which a Key Employee participates to meet the requirements of Code sections 401(a)(4) or 410(b). The Administrator may, in making its determination, aggregate the Plan with one or more other qualified plans of the Employer or a Related Employer if such plans, as a group, would continue to meet the requirements of Code sections 401(a)(4) and 410(b). In determining whether this Plan is top-heavy, the Administrator shall consider the present value of accrued benefits and the sum of account balances under all plans aggregated pursuant to Code section 416.

(d)	Consequences. If the Plan is top-heavy for a year, the following shall apply.

(1)	Allocation. As of the last day of any Plan Year during which the Plan is top-heavy, Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee, and who is employed by the Employer on the last day of such Plan Year (without regard to the number of Hours of Service he completed during such Plan Year), shall not be less than a top-heavy contribution. A “top-heavy contribution” is an Employer contribution equaling (when combined with Employer contributions on behalf of such Participant to this and other qualified defined contribution plans maintained by an Employer) the lesser of (1) 3% of the Participant’s compensation, or (2) the same percentage of the Participant’s compensation for such year as the highest percentage of a Key Employee’s compensation that the allocation of Employer contributions and forfeitures (including allocations of elective contributions and matching contributions) to that Key Employee’s Account totals for such year. Compensation for purposes of this section shall mean “compensation” as defined in section 5.1(c).

(2)	Coordination with Other Plans. There shall be no duplication of the minimum benefits required under Code section 416. The required top-heavy Employer contributions for any Plan Year for the benefit of each Participant who was not a Key Employee and who is a Participant in a defined benefit plan maintained by the Employer shall not be less than 5% of such Participant’s compensation, unless the top-heavy benefit is provided under the defined benefit plan.

(3)	Matching Contributions. The Plan may utilize matching contributions to satisfy a required top-heavy contribution, provided such matching contributions are not used to satisfy the nondiscrimination tests of Article 5 and meet the nondiscrimination requirements of Code section 401(a)(4) without regard to Code section 401(m).

5.3	Actual Deferral Percentage Test.

(a)	Applying the Test. The actual deferral percentage (the “ADP”) for a Plan Year for Participants who are highly compensated Employees (“HCEs”), as defined in this Article 5, may not exceed the greater of:

(1)	1.25 times the ADP for the determination year of Participants who are not HCEs for the determination year; or

(2)	The lesser of (A) 2 times the ADP for the determination year of Participants who are not HCEs for the determination year or (B) the ADP for the determination year of Participants who are not HCEs for the determination year plus 2 percentage points.

With respect to (1) and (2) above, the “determination year” shall mean the prior Plan Year.

The Administrator shall determine the Participants’ deferral percentages consistent with Code section 401(k)(3) and applicable Treasury Regulations, which the Plan incorporates by reference. The Company shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of qualified nonelective contributions or qualified matching contributions, if any, used in the test.

(b)	ADP Defined. For each Plan Year, the Administrator shall determine the “ADP” for the Participants who are HCEs and all other Participants as follows:

(1)	The ADP for a group of Participants shall equal the average of the ratios, calculated separately for each Participant in the group, of (A) the allocations of Elective Contributions and qualified nonelective contributions or qualified matching contributions (to the extent not taken into account for purposes of the actual contribution percentage test), not including Income, which the Administrator determines for a Plan Year to (B) the Participant’s Compensation for that Plan Year. The ADP of a Participant who makes no Elective Contributions is zero. Excess deferrals of Participants who are not HCEs are not taken into account for purposes of ADP testing.

(2)	All elective contributions that are made under two or more plans of the Employer, which are aggregated for purposes of Code sections 401(a)(4) or 410(b), shall be treated as made under a single plan for purposes of this section 5.3. Even if not aggregated for purposes of Code sections 401(a)(4) or 410(b), the deferral percentage of any Participant who is an HCE and eligible to have elective contributions allocated to his account pursuant to two or more plans or arrangements described in Code section 401(k) and maintained by the Employer shall be determined as if all such contributions were made pursuant to a single arrangement.

(c)	Excess Contributions. Excess contributions, plus or minus any Income allocable to excess contributions, shall be distributed no later than the last day of each Plan Year to Participants whose Accounts received an allocation of excess contributions for the preceding Plan Year. If such excess contributions are distributed more than 2-1/2 months after the last day of the Plan Year to which the excess contributions relate, a 10% excise tax will be imposed on the Company with respect to such amounts. Excess contributions shall be distributed to HCEs beginning with the HCE that has the largest dollar amount of Elective Contributions for the Plan Year and continuing in descending order until all excess contributions have been distributed. The amount of excess contributions to be distributed shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year and the excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed for the Plan Year beginning in such taxable year.

(1)	Excess Contribution Defined. Excess contributions shall mean, with respect to any Plan Year, the excess of:

(A)	The aggregate amount of Elective Contributions actually taken into account in computing the ADP of HCEs for such Plan Year, over

(B)	The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of HCEs in order of the ADP’s, beginning with the highest of such percentages).

(2)	Determination of Income. Income allocable to excess contributions shall be determined (A) under any reasonable method used for allocating Income to all Participants’ Accounts and as applied consistently to all Participants for the Plan Year or (B) by multiplying Income allocable to the Participant’s Elective Contributions (and qualified nonelective contributions and qualified matching contributions, if any) for the Plan Year by a fraction, the numerator of which equals the Participant’s excess contributions for the year and the denominator of which equals the Participant’s Account balance attributable to Elective Contributions (and qualified nonelective contributions and qualified matching contributions, if any) as of the beginning of the Plan Year plus the Participant’s Elective Contributions (and qualified nonelective contributions and qualified matching contributions, if any) for the Plan Year. The Plan may distribute excess contributions (and Income) without regard to consent otherwise required for Plan distributions.

(3)	Coordination with Actual Contribution Test. To the extent required by applicable law, any matching contributions relating to an HCE’s excess contributions, which the Administrator distributes to the HCE, shall be declared a forfeiture as of the end of the Plan Year in which the excess contribution is distributed (even if the HCE is vested in such matching contribution), except to the extent that the matching contribution is an excess aggregate contribution which is distributed to the HCE in accordance with section 5.4(c).

This section 5.3 shall not apply if the Plan satisfies the safe harbor requirements of Code section 401(k)(12).

5.4	Actual Contribution Percentage Test.

(a)	Applying The Test. The actual contribution percentage (the “ACP”) for Participants for a Plan Year who are highly compensated Employees (“HCEs,” as defined in this Article 5), may not exceed the greater of:

(1)	1.25 times the ACP for the determination year of Participants who are not HCEs for the determination year; or

(2)	The lesser of (A) 2 times the ACP for the determination year of Participants who are not HCEs for the determination year or (B) the ACP for the determination year of Participants who are not HCEs for the determination year plus 2 percentage points.

With respect to (1) and (2) above, the “determination year” shall mean the prior Plan Year.

The Administrator shall adjust the limit described in (2)(B) above in accordance with section 1.401(m)-2 of the Treasury regulations to avoid multiple use of that limit for any HCE in violation of Code section 401(m)(9). Multiple use does not occur if the sum of the ADP and ACP as determined in accordance with this Article 5 for HCEs does not exceed the aggregate limit. The aggregate limit is the sum of (1) 125% of the greater of the ADP as determined above or the ACP as determined above for all Participants who are not HCEs and (2) the lesser of the ADP as determined above or ACP as determined above for all Participants who are not HCEs plus 2% (but not to exceed 200% of the lesser of the ADP or ACP). The word “lesser” is substituted for the word “greater” in (1) above and the word “greater” is substituted for the word “lesser” in (2) above if it produces a greater aggregate limit.

If multiple use occurs, such multiple use shall be corrected by reducing the ACP of HCEs who are eligible in both the cash or deferred arrangement and the Plan subject to Code section 401(m) in accordance with section 5.4(c) below.

The Administrator shall determine the Participants’ contribution percentages consistent with Code section 401(m)(3) and applicable Treasury regulations, which the Plan incorporates by reference. The Company shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of qualified nonelective contributions and qualified matching contributions, if any, used in such test.

(b)	ACP Defined. For each Plan Year, the Administrator shall determine the “ACP” for Participants as follows:

(1)	The “ACP” for a group of Participants shall equal the average of the ratios, calculated separately for each Participant in the group, of (A) the allocations of matching contributions (to the extent not taken into account for purposes of the ADP test), not including Income, which the Administration determines for a Plan Year to (B) the Participant’s Compensation for that Plan Year. Qualified nonelective contributions or qualified matching contributions, if any, (to the extent not taken into account for purposes of the ADP test) may be taken into account for purposes of calculating the ACP for Participants. Matching contributions which are forfeited to correct excess aggregate contributions or are forfeited because they relate to excess deferrals or excess contributions are not taken into account for purposes of ACP testing. The ACP of a Participant is zero if the Participant does not receive an allocation of a matching contribution to his Account.

(2)	All matching contributions that are made under two or more plans of the Employer, which are aggregated for purposes of Code section 401(a)(4) or 410(b), shall be treated as made under a single plan for purposes of this section 5.4. Even if not aggregated for purposes of Code sections 401(a)(4) or 410(b), the contribution percentage of any Participant who is an HCE and eligible to have matching contributions, if any, allocated to his Account pursuant to two or more plans or arrangements described in Code section 401(m) and maintained by an Employer shall be determined as if all such matching contributions were made pursuant to a single arrangement.

(c)	Excess Aggregate Contributions. Any nonvested excess aggregate contributions allocated to a Participant’s Account, plus or minus Income on such amounts, shall be declared a forfeiture as of the end of the Plan Year in which the contributions were allocated to the Account. The vested portion of the excess aggregate contributions, plus or minus any Income on such amounts, may be distributed no later than the last day of each Plan Year to Participants to whose Accounts excess aggregate contributions were allocated for the preceding Plan Year. If such excess aggregate contributions are distributed more than 2-1/2 months after the last day of the Plan Year to which the excess aggregate contributions relate, a 10% excise tax will be imposed on the Employer with respect to such amounts. Excess aggregate contributions shall be distributed to HCEs beginning with the HCE with the largest dollar amount of matching contributions for the Plan Year and continuing in descending order until all excess aggregate contributions have been distributed.

(1)	Excess Aggregate Contributions Defined. Excess aggregate contributions shall mean, with respect to any Plan Year, the excess of:

(A)	The aggregate amount of matching contributions actually taken into account in computing the ACP of HCEs for such Plan Year; over

(B)	The maximum amount of such contributions permitted by the ACP test (determined by reducing contributions made on behalf of HCEs in order of the ACPs, beginning with the highest of such percentages).

(2)	Determination of Income. Income allocable to excess aggregate contributions shall be determined (A) under any reasonable method used for allocating Income to all Participants’ Accounts and as applied consistently to all Participants for the Plan Year or (B) by multiplying Income allocable to the Participant’s matching contributions (and qualified matching contributions, if any) for the Plan Year by a fraction, the numerator of which equals the Participant’s excess aggregate contributions for the year and the denominator of which equals the Participant’s Account balance attributable to matching contributions (and qualified matching contributions, if any) as of the beginning of the Plan Year plus the Participant’s matching contributions (and qualified matching contributions, if any) for the Plan Year. The Plan may distribute excess aggregate contributions (and Income) without regard to consent otherwise required for Plan distributions.

This section 5.4 shall not apply if the Plan satisfies the safe harbor requirements of Code section 401(k)(12).

5.5	Qualified Nonelective Contributions and Qualified Matching Contributions. Pursuant to Treasury regulations, the Employer may make qualified nonelective contributions or qualified matching contributions to the Plan on behalf of Participants.

(a)	Qualified Nonelective Contributions. “Qualified nonelective contributions” are contributions (other than matching contributions) made by the Employer and allocated to Participants’ Accounts which are nonforfeitable when made and distributable only in accordance with the distribution provisions applicable to Elective Contributions. The Administrator shall allocate qualified nonelective contributions to Participants’ Elective Contribution Accounts.

(b)	Qualified Matching Contributions. “Qualified matching contributions” are matching contributions made by the Employer and allocated to Participant’s Accounts which are nonforfeitable when made and distributable only in accordance with the distribution provisions applicable to Elective Contributions. The Administrator shall allocate qualified matching contributions to Participants’ Elective Contribution Accounts.

5.6	Highly Compensated Employee (“HCE”). For purposes of this Article 5, highly compensated Employee (“HCE”) shall have the meaning required by Code section 414(q) and applicable Treasury Regulations.

(a)	HCE Defined. For a Plan Year, HCE means any Employee of the Employer or a Related Employer who:

(1)	was a Five-Percent Owner at any time during the Plan Year or the preceding Plan Year; or

(2)	for the preceding Plan Year, received compensation (as defined in section 5.1(c)) from the Employer or a Related Employer in excess of $90,000 (as adjusted in accordance with Code section 415(d)).

(b)	Former Employees. A former Employee shall be treated as an HCE if that individual was:

(1)	an HCE when such individual separated from service with the Employer, or

(2)	an HCE at any time after attaining age 55.

ARTICLE 6

VESTING

6.1	Vesting.

(a)	At Retirement Age. A Participant’s interest in his Account shall be fully vested and nonforfeitable if he attains his Normal Retirement Age while employed by the Employer or a Related Employer.

(b)	Death. A Participant’s interest in his Account shall be fully vested and nonforfeitable if his Employment terminates due to his death or disability. “Disability,” unless otherwise uniformly defined by the Administrator, means that the Administrator has determined that the Participant has satisfied requirements for Social Security disability benefits.

(c)	At Termination of Employment. A Participant’s interest in his Elective Contribution and Rollover Accounts shall be fully vested and nonforfeitable at all times. In addition, all amounts credited to a Participant’s Matching Contribution Account prior to October 1, 1996 shall be fully vested an nonforfeitable at all times.

If a Participant terminates Employment prior to his Normal Retirement Age, disability or death, his interest in his Employer and Matching Contribution Accounts credited on or after October 1, 1996 shall vest, and be nonforfeitable, in relation to his Years of Service as follows:

Years of Service	Vested Percentage
Fewer than 0	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

(d)	Change in Vesting Schedule. A change in the Plan’s vesting schedule shall not reduce a Participant’s vested and nonforfeitable interest in his Account. If the Plan’s vesting schedule is changed, a Participant who has accumulated at least three Years of Service may elect to determine the vested interest in his Account under the revised vesting schedule or the vesting schedule prior to the change. The Participant’s election shall be made during the election period which begins with the date the amendment is adopted or deemed to be made and ends 60 days after the latest of the date the amendment is adopted, becomes effective, or the date the Participant is issued written notice of the amendment.

6.2	Forfeitures. The nonvested portion of a Participant’s Account shall constitute a forfeiture (be “forfeited”) as of the earlier of the date the Participant (a) receives a distribution of his or her entire nonforfeitable Account following the termination of his Employment or (b) incurs five consecutive one-year Breaks in Service. The Administrator will reallocate forfeitures, if any, pursuant to Article 3 as of the end of the Plan Year in which the forfeiture occurs.

6.3	Reemployment.

(a)	After Five or More Consecutive One-Year Breaks in Service. If a former Participant is reemployed by the Employer or a Related Employer after incurring at least five consecutive one-year breaks in Service, the Employee will have no right to any previously forfeited portion of his Account. Such Employee’s pre-break Years of Service shall affect the vesting of his post-break Account only (1) if his Account was at least partially vested at the time he incurred a Break in Service or, (2) at the time of his return to service, the number of his pre-break Years of Service equals or exceeds the number of his consecutive one-year Breaks in Service. Such Employee’s post-break Years of Service shall be disregarded in vesting amounts allocated to his Account prior to such Breaks in Service. Separate Accounts shall be maintained for the Employee’s pre-break Account balance and post-break Account balance.

(b)	Before Five Consecutive One-Year Breaks in Service. If a former Participant is reemployed by the Employer or a related Employer before incurring five consecutive one-year breaks in Service, the Administrator shall aggregate the Participant’s pre-break Years of Service with his post-break Years of Service to determine his vested interest in both pre-break and post-break allocations made to his Account. The Administrator shall restore any previously forfeited portion of such a reemployed Participant’s Account only if the Participant repays to the Plan the full amount of any previously received distribution. The Participant must repay the full amount of the distribution prior to the end of the five-year period beginning on the Participant’s date of reinstatement. Any amount so restored shall not constitute an annual addition pursuant to section 5.1.

(c)	Disregarded Years of Service. The Years of Service a Participant completed prior to his Break in Service shall not include any Years of Service disregarded pursuant to this subsection by reason of prior Breaks in Service.

ARTICLE 7

DISTRIBUTIONS

7.1	Timing of Distributions. Distribution of a Participant’s vested Account shall not begin before the Participant’s separation from service or other termination of Employment due to death or disability (as defined in section 6.1), unless specifically authorized in the Plan.

(a)	Mandatory Cashouts of Accounts Valued at $5,000 or Less. The Administrator shall direct the Trustee to distribute any Participant’s vested Account valued at $5,000 or less at the time of distribution

The distribution shall be made as soon as administratively feasible following termination of a Participant’s Employment. The Administrator shall direct the Trustee to distribute the Participant’s vested Account no earlier than 30-days following the date the Participant is notified of his right to elect a direct rollover. If elected by the Participant, the Administrator may direct the distribution within the 30-day period. If a Participant’s vested Account equals zero, the Participant shall be deemed to have received a distribution of his vested Account.

(b)	Distribution of Accounts Valued in Excess of $5,000. If a Participant’s vested Account is valued in excess of $5,000 as determined in accordance with the Plan’s cash-out provisions in (a) above, the Participant’s vested Account shall be distributed after termination of Employment as follows:

(1)	Distribution With Consent. A Participant’s vested Account may be distributed as soon as administratively feasible following the date the Participant elects to receive a distribution.

Distribution of a Participant’s vested Account can be made prior to the Participant’s Normal Retirement Age only if the Participant consents in a manner approved by the Administrator. The Administrator will provide the Participant with notice of his right to defer distribution no less than 30 days and no more than 90 days before the date of distribution.

A Participant’s vested Account may be distributed before 30 days have passed since the notice was provided if (A) the notice clearly states that the Participant has a right to a period of at least 30 days after receiving the notice to decide whether to elect a distribution, and (B) the Participant, after receiving such notice, affirmatively elects a distribution.

(2)	Latest Payment Date. The Administrator shall automatically direct the Trustee to distribute the Participant’s vested Account no more than 60 days after the close of the Plan Year in which the latest of the following occurs:

(A)	the Participant attains Normal Retirement Age,

(B)	the 10th anniversary of the year in which the Participant began to participate in the Plan, or

(C)	the Participant’s Employment terminates.

(3)	Deemed Consent to Delay Distribution. The Administrator will treat any Participant who fails to request a distribution at a time when the Participant’s benefits could be distributed as having made a decision to delay payment of his Account.

7.2	Form of Payment.

(a)	Normal Form of Payment. A Participant’s vested Account shall be distributed in cash in a single lump sum.

(b)	Direct Rollovers. Within 30 days of being notified of the right to a direct rollover, a Participant may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan in a direct rollover. If a Participant elects a direct rollover as to only a portion of his distributable vested Account, the amount to be paid in a direct rollover must equal at least $500. Notice of a Participant’s right to a direct rollover shall be provided in accordance with Code section 402(f) no more than 90 days before the date of distribution. Failure to elect a direct rollover within 30 days from the date the notice is provided to the Participant shall be deemed an election not to make a direct rollover.

The terms used in this section shall have the following meaning:

(1)	Eligible Rollover Distribution. Any distribution of all or any portion of the balance to the credit of the Participant, except that an eligible rollover distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant’s designated beneficiary, or for a specified period of ten years or more; (B) any distribution to the extent such distribution is required under Code section 401(a)(9); (C) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or (D) any hardship distribution described in Code section 401(k)(2)(B)(i)(IV).

(2)	Eligible Retirement Plan. An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is limited to an individual retirement account or individual retirement annuity.

(3)	Participant. A Participant, for purposes of this section, includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are Participants with regard to the interest of the spouse or former spouse.

(4)	Direct Rollover. Payment by the Plan to the eligible retirement plan specified by the Participant.

7.3	Distribution Upon Death.

(a)	Designation of Beneficiary. Each Participant may designate, in a manner approved by the Administrator, one or more beneficiaries to receive payment of his Account and may, in addition, name a contingent beneficiary subject to the following:

(1)	Married Participants. The beneficiary as to 100% of the Account of a Participant married at the time of his death shall be the Participant’s surviving spouse, unless his spouse consents to the designation of an alternative beneficiary or the spouse cannot be located. Spousal consent shall be in writing, acknowledging the effect of such election and witnessed by a Plan representative or notary public. Any change in, or revocation of, a Participant’s designated beneficiary shall again require spousal consent unless the earlier consent of the spouse expressly permitted subsequent designations by the Participant without further spousal consent.

(2)	No Beneficiary Designated. If, at the time of the Participant’s death, no valid designation is on file with the Administrator, the Plan shall distribute the Participant’s Account to the Participant’s surviving spouse or, if none, to the Participant’s estate.

(b)	Timing and Form of Distribution. The Account of a deceased Participant shall be distributed as follows:

(1)	Spouse as Beneficiary. Distribution to the surviving spouse of a Participant shall occur in a single lump sum or direct rollover, as elected by the surviving spouse. In no event shall distribution be made later than the December 31 of the calendar year in which the Participant would have attained age 70-1/2.

(2)	Non-Spouse as Beneficiary. Distribution shall occur in a single lump sum. In no event shall distribution be made later than the end of the calendar year that contains the fifth anniversary of a Participant’s death.

7.4	Required Lifetime Distributions. Notwithstanding the other provisions of this Article 7, the Plan shall distribute each Participant’s vested Account consistent with Code section 401(a)(9), including the minimum distribution incidental benefit requirement, which the Plan incorporates by reference.

(a)	Required Beginning Date. Distribution of a Participant’s vested Account shall begin no later than his “required beginning date,” determined as follows:

(1)	Five-Percent Owners. The required beginning date of a Participant who is a Five-Percent Owner is the April 1 following the calendar year in which the Participant attains age 70-1/2. Once distributions from the Plan have begun to a Five-Percent Owner, such distributions shall continue, even if the Participant ceases to be a Five-Percent Owner in a subsequent year.

(2)	Participants Other Than Five-Percent Owners.

(A)	Participants Who Attain Age 70-1/2 On or After January 1, 1999. The required beginning date of a Participant who is not a Five-Percent Owner is the April 1 following the later of the calendar year in which the Participant (i) attains age 70-1/2 or (ii) terminates Employment.

(B)	Participants Who Attain Age 70-1/2 Prior to January 1, 1999. A Participant’s required beginning date is the April 1 following the calendar year in which the Participant attains age 70-1/2.

(i)	Election to Defer Required Beginning Date. A Participant who attains age 70-1/2 after December 31, 1995 may elect to defer his required beginning date until the April 1 following the calendar year in which the Participant terminates Employment. The Participant must make the election to defer his required beginning date by the April 1 following the calendar year in which the Participant attained age 70-1/2 (or by December 31, 1997 in the case of a Participant who attained age 70-1/2 in 1996).

(ii)	Election to Establish a New Required Beginning Date. A Participant who attained age 70-1/2 before January 1, 1997 and commenced distributions under the Plan while actively employed by the Employer may elect to cease distributions under the Plan and establish a new required beginning date. The new required beginning date shall be the April 1 of the calendar year following the calendar year in which the Participant terminates Employment. The Participant shall have a new annuity commencement date under Code section 417 upon recommencement of distributions.

(b)	Amount Required to Be Distributed. A Participant’s vested Account shall be paid in a single lump sum no later than the Participant’s required beginning date.

(d)	TEFRA Transitional Rule. Distribution to a Participant may comply with the method and timing the Participant elected in writing prior to January 1, 1984 pursuant to section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1984 (“TEFRA”), provided the distribution would not have disqualified the Plan pursuant to Code section 401(a)(9) as in effect prior to amendment by TEFRA (a “TEFRA election”). Satisfaction of the spousal consent requirements of Code section 417(a) and (e) will not be considered a revocation of the TEFRA election. However, Code sections 401(a)(11) and 417 must be satisfied with respect to any distribution subject to such Code sections. If a Participant revokes his TEFRA election subsequent to his required beginning date, the Plan shall distribute from his Account such sum so that by the December 31 following the calendar year in which revocation occurs, total distributions therefore equaled the amount which Code section 401(a)(9) would have required to be distributed by then, but for the TEFRA election.

7.5	Loans. The Plan shall extend loans to Participants pursuant to the provisions of this section and a written loan policy applied by the Administrator.

(a)	Eligible Participants. Loans shall be made available to all Participants on a reasonably equivalent basis. No owner-Employee or a member of the family of the owner-Employee may borrow pursuant to this Article 7. An “owner-Employee” means an Employee who (1) owns the entire interest in an unincorporated trade or business or (2) in the case of a partnership or limited liability company, a partner or owner-Employee who owns more than 10% of either the capital interest or profits interest in such partnership or limited liability company.

(b)	Nondiscriminatory Policy. Loans shall not be made available to HCEs (as defined in Article 5) in an amount greater than the amount made available to other Employees.

(c)	Interest and Security. Loans must be adequately secured and bear a reasonable rate of interest.

(d)	Loan Amount. No Participant loan shall exceed the value of the vested portion of the Participant’s Account. A loan must be for a minimum of $1,000.

To avoid taxation to the Participant, no loan, when added to the outstanding balance of all other loans to the Participant, may exceed the lesser of (1) $50,000, reduced by any excess of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (2) 50% of the present value of the Participant’s vested Account as of the date of the loan. For the purpose of this limitation, all loans to the Participant from all plans of the Employer or Related Employers shall be aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan. If the loan is used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made), will be used as the Participant’s principal residence, the repayment period may be extended in accordance with Internal Revenue Service regulations and the Plan’s loan policy.

(e)	Loan Default. If a Participant defaults on a Plan loan, foreclosure on the note and attachment of security will not occur until the affected Participant experiences a distributable event under the Plan.

The Plan’s loan policy shall include, at a minimum, the following: (1) the identity of the person or positions authorized to administer the Participant loan program; (2) the procedure for applying for loans; (3) the basis on which loans will be approved or denied; (4) any limitations on the types of loans offered; (5) the procedure under the program for determining a reasonable rate of interest; (6) the types of collateral which may secure a Participant loan; and (7) the events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

7.6	Hardship Withdrawals. A Participant may withdraw any portion of his Elective Contribution Account attributable to Elective Contributions upon appropriate notice to the Administrator if the withdrawal results from a “hardship.” Qualified nonelective contributions and Income credited to a Participant’s Elective Contribution Account as of December 31, 1988, or, if later before the last day of the Plan Year ended prior to July 1, 1989 also may be withdrawn as the result of a “hardship”. A withdrawal will be deemed to result from a “hardship” if the withdrawal:

(a)	Is for the purpose of:

(1)	The payment of medical expenses described in Code section 213(d) incurred by the Participant, his spouse or dependents or necessary for these persons to obtain medical care described in Code section 213(d);

(2)	Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)	The payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, his spouse or dependents;

(4)	The need to prevent the eviction from, or mortgage foreclosure of, the Participant’s principal residence; or

(5)	Any other purpose specified by the Internal Revenue Service as a deemed immediate and heavy financial need; and

(b)	Satisfies all of the following:

(1)	The withdrawal does not exceed the amount of the financial need, including any amount necessary to pay taxes or penalties reasonably anticipated to result from the withdrawal;

(2)	The Participant has obtained all distributions (other than hardship withdrawals) and all nontaxable loans currently available pursuant to this Plan or any other plan maintained by the Employer or a Related Employer;

(3)	The Participant cannot make Elective Contributions pursuant to this Plan or any other qualified or nonqualified plan of deferred compensation (excluding health or welfare plans) maintained by the Employer or a Related Employer for at least 12 months after receipt of the withdrawn amount; and

(4)	The Participant’s Elective Contributions made in the calendar year immediately following the calendar year in which the withdrawal is received do not exceed the Code section 402(g) limit (as adjusted) in effect for such calendar year, less the Participant’s Elective Contributions made in the calendar year in which the withdrawal was received.

The Administrator may promulgate written rules which provide for nondiscriminatory and objective standards for determining the existence of an immediate and heavy financial need not specified above or for determining the amount necessary to meet such need, in which case the borrowing Participant need not meet the conditions recited above.

7.7	In-Service Withdrawals On or After Age 59-1/2. On or after attaining age 59-1/2, a Participant may withdraw in a lump sum all or any portion of his Elective Contribution Account. A Participant may request a withdrawal from his Account in a manner approved by the Administrator.

7.8	In-Service Elective Transfers. A Participant may make a fully-informed election to transfer the Participant’s entire Account in the Plan to another defined contribution plan maintained by the Employer or a Related Employer, or an entity under common control with the Employer; provided, however, that the transfer is determined by the Administrator to be in connection with a transaction involving a change in the Participant’s Employer or a change in the Participant’s Employment status with respect to which the Participant is not entitled to additional allocations under the Plan.

ARTICLE 8

ADMINISTRATION OF THE PLAN

8.1	Appointment of Separate Administrator. The Company may appoint a separate Administrator. Any person, including, but not limited to, Employees of the Employer, shall be eligible to serve as Administrator. Two or more persons may be appointed to form a committee to serve as Administrator. Persons serving as Administrator may resign by written notice to the Company or the Company may remove such persons. An Administrator consisting of more than one person shall act by a majority of its members at the time in office, either by vote at a meeting or in writing without a meeting. An Administrator consisting of more than one person may authorize any one or more of its members to execute any document or documents on behalf of the Administrator, in which event the Administrator shall notify the Trustee of the member or members so designated. The Trustee shall accept and rely upon any document executed by such member or members as representing action by the Administrator until the Administrator shall file with the Trustee a written revocation of such designation. No person serving as Administrator shall vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits pursuant to the Plan. If the Company fails to appoint an Administrator, the Company shall be the Administrator.

8.2	Powers and Duties. The Administrator shall administer the Plan in accordance with its terms and shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Administrator shall have full and complete authority and control with respect to Plan operations and administration unless the Administrator allocates and delegates such authority or control pursuant to the procedures stated in subsection (b) or (c) below. Any decisions of the Administrator or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan, except to the extent that such decision may be determined to be arbitrary or capricious by a court having jurisdiction over such matters. Benefits under this Plan will be paid only if the Administrator decides in its discretion that the Participant is entitled to benefits. The Administrator shall have all powers which are necessary to manage and control Plan operations and administration including, but not limited to, the following:

(a)	To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration.

(b)	To designate in writing persons other than the Administrator to perform any of its powers and duties including, but not limited to, Plan fiduciary responsibilities (other than any responsibility to manage or control Plan assets).

(c)	To allocate in writing any of its powers and duties, including but not limited to fiduciary responsibilities (other than any responsibility to manage or control Plan assets) to those persons who have been designated to perform Plan fiduciary responsibilities.

(d)	To apply, construe and interpret the Plan in a discretionary manner, including the power to construe disputed provisions.

(e)	Subject to Article 10, to resolve all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, questions as to the eligibility or the right of any person to a benefit.

(f)	To adopt such by-laws, rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

(g)	To receive from the Company or from Participants such information as shall be necessary for the proper administration of the Plan.

(h)	To furnish, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

(i)	To receive from the Trustee and review reports of the financial condition and receipts and disbursements of the Trust Fund.

(j)	To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Administrator may reasonably deem necessary, desirable or convenient to support an application for such distribution.

(k)	To issue directions to the Trustee, and thereby bind the Trustee, concerning all benefits to be paid pursuant to the Plan.

(l)	To apply consistently and uniformly all administrative rules, regulations and determinations to all Participants and beneficiaries in similar circumstances.

(m)	To determine if a domestic relations order with respect to a Participant’s Account constitutes a qualified domestic relations order as defined in Code section 414(p).

8.3	Records and Notices. The Administrator shall keep a record of all its proceedings and acts and shall maintain all such books of accounts, records and other data as may be necessary for proper Plan administration. The Administrator shall notify the Trustee of any action taken by the Administrator which affects the Trustee’s Plan obligations or rights and, when required, shall notify any other interested parties.

8.4	Compensation and Expenses. The expenses incurred by the Administrator in the proper administration of the Plan shall be paid from the Trust Fund. The Employer may elect to pay such expenses directly. An Administrator who is an Employee of the Employer shall not receive any fee or compensation for services rendered.

8.5	Limitation of Authority. The Administrator shall not add to, subtract from or modify any of the terms of the Plan, change or add to any benefits prescribed by the Plan, or waive or fail to apply any Plan requirement for benefit eligibility.

ARTICLE 9

ADMINISTRATION OF THE TRUST

9.1	Appointment of Trustee. The Company shall appoint one or more Trustees to receive and hold in trust all contributions, and Income, paid into the Trust Fund. The Company may remove the Trustee or the Trustee may resign and a successor trustee shall be appointed all pursuant to the requirements and procedure recited in the Trust Agreement.

9.2	Authorization for Trust Agreement. The Company shall enter into an agreement with the Trustee to provide for the administration of the Trust Fund. In accordance with the provisions of the agreement, the Company shall have the right at any time, and from time to time, to amend the agreement.

9.3	Participant Direction of Investment of Account.

(a)	Investment of Funds. The Company, in accordance with uniform and nondiscriminatory procedures, may authorize Participants to direct the investment of all or part of their Account in such funds as the Company may select. The Participants’ directions shall be made in a manner approved by the Administrator and shall bind the Trustee unless and until the Company amends or revokes the authorization for investment direction by Participants. If the Trustee acts at the direction of a Participant, the Company, an Employer, their boards of directors, officers and Employees, the Administrator and the Trustee shall not be liable or responsible for any loss resulting to the Trust Fund or to any Account or for any breach of fiduciary responsibility by reason of any action pursuant to the direction of the Participant.

(b)	Segregated Investments. The Company may direct the Trustee to segregate from the commingled assets of the Trust Fund an amount equal to all or any part of the amount credited to the Participant’s Account and authorize the Participant to supervise and direct the investment and reinvestment of such amount for the sole benefit of his Account in the same manner and with the same powers, duties, obligations, responsibilities and limitations of the Trustee. A Participant’s direction shall be made in a manner approved by the Administrator. A segregated amount shall constitute a Participant directed subaccount. The Participant’s direction shall bind the Trustee unless and until the Company amends or revokes the authorization for investment direction by the Participant.

(c)	Investment Elections.

(1)	Participants may invest Account among the available investment vehicles in any whole percentage. Elections shall be made in a manner approved by the Administrator. A Participant’s election will remain in effect until amended or discontinued. If a Participant fails to direct the investment of all or any portion of his Account, such amount shall be invested in the fund(s) uniformly designated by the Administrator on behalf of the Participant.

(2)	A Participant may change his investment election as to further contributions and Income pursuant to rules prescribed by the Administrator. A Participant may change his investment election as to his existing Account pursuant to rules prescribed by the Administrator.

9.4	Funding Policy. The funding policy for the Plan hereby requires the Trustee to invest and reinvest the Trust Fund for the exclusive benefit of Participants and their beneficiaries in any combination of corporate stocks, including stock of the Company (if otherwise allowed), bonds, instruments of indebtedness, insurance contracts (if otherwise allowed), government securities, loans to Participants

(if otherwise allowed), bank deposits and the Trustee’s common trust funds or pooled investment funds, if any, as the Trustee deems appropriate for the Plan and consistent with applicable law.

9.5	Voting Rights. Each Participant and, in the case of a deceased Participant, the deceased Participant’s beneficiary shall direct the Trustee how to vote any Company stock allocated to his Account with respect to all voting issues presented to the Company’s shareholders. Any Company stock with respect to which voting instructions are not received from Participants shall not be voted.

ARTICLE 10

CLAIMS PROCEDURE

10.1	Claims Procedures. The Plan shall establish and maintain reasonable procedures governing the filing of benefit claims, notification of benefit determinations and appeal of adverse benefit determinations. The claims procedures shall not contain any provision and shall not be administered in any manner which unduly inhibits or hampers the initiation or processing of claims for benefits. The Plan’s claims procedures shall contain administrative processes and safeguards designed to ensure and to verify that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

10.2	Application for Benefits. A person entitled to benefits form the Plan must file an application for benefits with the Administrator in a manner approved by the Administrator. The administrator shall process a claim for benefits in accordance with the Plan’s claims procedures.

ARTICLE 11

AMENDMENT AND TERMINATION

11.1	Amendment or Restatement. The Company may amend or restate the Plan at any time and from time to time. No amendment or restatement shall authorize any part of the Trust Fund, other than amounts which are necessary to pay taxes and administration expenses, to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries or estates. No amendment or restatement shall be construed to: (1) reduce a Participant’s Account balance determined as of the date immediately preceding the effective date of the amendment or restatement; (2) reduce or eliminate any benefit protected by Code section 411(d)(6); or (3) cause or permit any portion of the Trust Fund to revert to, or become property of, the Company. No amendment which affects the rights, duties, or responsibilities of the Trustee shall be effective without the Trustee’s written consent. The provisions of the Plan as in effect at the time of a Participant’s termination of Employment shall control as to that Participant, unless otherwise specified in the Plan. If the Company amends the Plan to no longer reflect the provisions of the volume submitter master document, the Plan may be considered an individually designed plan.

11.2	Termination and Discontinuance of Contributions. The Company reserves the right to terminate the Plan at any time with respect to any or all Participants. Any participating Employer shall be permitted to discontinue or revoke its participation in the Plan. Upon discontinuance of Plan contributions or full or partial termination of the Plan, the Account of each affected Participant shall become fully vested and nonforfeitable. The Company shall provide the Trustee with written notification of the full or partial termination of the Plan. In the event of full or partial termination, the Employer’s liability to pay Plan benefits shall be strictly limited to assets of the Trust Fund. No one shall have any claim against the Company to provide any or all of the Plan benefits regardless of the sufficiency of the Trust Fund, except as otherwise required by law. The termination of the Plan shall not result in the reduction of any benefit protected by Code section 411(d)(6), except to the extent permitted by applicable Treasury regulations.

11.3	Distribution Upon Termination. If the Plan terminates pursuant to section 11.2, and the Company does not merge the assets of the Plan with another qualified plan or continue the Plan as a “wasting trust” by satisfying all ongoing plan qualification rules, the Company shall distribute each Participant’s Account in a lump sum; provided, however, if the Employer (or any member of a controlled group within the meaning of Code sections 414(b), (c), (m) and (o) of which the Employer is a member) establishes or maintains at any time within the 24-month period beginning 12 months before the time of termination another defined contribution plan, other than an employee stock ownership plan (or simplified employee pension (as defined in Code section 408(k), or simple IRA plan as defined in Code section 408(p)) which covers 2% or more of the Employees covered under the Plan at the time of termination, each Participant’s Account shall be transferred to such other defined contribution plan. Participant consent to such a transfer shall be required only if transfer of the Participant’s Account results in an elimination or reduction of Code section 411(d)(6) protected benefits. Participant consent shall not be required if Participants’ Accounts are to be paid in a lump sum.

11.4	Merger, Consolidation or Transfer of Assets and Liabilities. In the event of a merger or consolidation with, or a transfer of assets or liabilities to any other plan, each Participant will receive a benefit immediately after such event (if the Plan then terminated) which is equal to the benefit the Participant was entitled to immediately before such event (if the Plan had then terminated). This provision shall not require the immediate vesting of Participants upon a transfer, merger or consolidation. Any transfer, merger or consolidation must not result in the elimination of any benefit protected by Code section 411(d)(6).

11.5	Distribution Upon Disposition of Assets or Subsidiary. Notwithstanding the distribution rules of Article 7, a Participant’s Account may be distributed in a lump sum in the event of the disposition of at least 85% of the assets of the Employer (within the meaning of Code section 409(d)(2)), or, if the Employer is a subsidiary of the Company, the disposition by the Company of its interests in the Employer (within the meaning of Code section 409(d)(3)) to an unrelated entity provided (1) the Company or Employer continues to maintain the Plan, (2) the Participant continues employment with the corporation acquiring such assets or such subsidiary, and (3) the distribution is made in connection with the disposition.

11.6	Successor Employer. Any successor to the business of the Employer may, with the written consent of the Company, continue the Plan and Trust. Such successor shall succeed to all the rights, powers and duties of the Employer.

ARTICLE 12

GENERAL PROVISIONS

12.1	Limitation on Liability. In no event shall the Company, Employer, Administrator or any Employee, officer or director of the Company or Employer incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence with respect to the Plan or Trust Fund.

12.2	Indemnification. The Trust Fund shall indemnify the Administrator and any Employee, officer or director of the Employer against all liabilities arising by reason of any act or failure to act unless such act or failure to act is due to such person’s own gross negligence or willful misconduct or lack of good faith in the performance of his duties to the Plan or Trust Fund. Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim, including attorney and legal fees, and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law. If Trust Fund assets are insufficient or indemnification is not permitted by applicable law, the Employer shall indemnify such person. Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this section. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or Employee of the Administrator or as an officer, director or Employee of the Employer, and such person’s rights shall inure to the benefit of his heirs and representatives.

12.3	Compliance with Employee Retirement Income Security Act of 1974. Notwithstanding any other provisions of this Plan, a fiduciary or other person shall not be relieved of any responsibility or liability for any responsibility, obligation or duty imposed upon such person pursuant to the Employee Retirement Income Security Act of 1974, as amended from time to time.

12.4	Nonalienation of Benefits. A Participant’s interest in the Trust Fund shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, except to the extent provided by law, including the following:

(a)	Any indebtedness owing to the Trust Fund;

(b)	Payment required pursuant to a qualified domestic relations order as defined by the Code; or

(c)	A judgment, order, decree or settlement agreement which is the result of a criminal act against the Plan or breach of fiduciary duty to the Plan and meets the requirements of Code section 401(a)(13)(C).

Any other attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to Plan benefits shall be void.

12.5	Qualified Domestic Relations Orders. Upon receipt of a domestic relations order issued by a court or administrative agency of competent jurisdiction relating to a Participant’s Account in the Plan, the Administrator shall determine whether such domestic relations order constitutes a qualified domestic relations order, as defined in Code section 414(p) and section 206(d) of the Employee Retirement Income Security Act of 1974, (a “QDRO”). The Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order and to administer distributions mandated by a QDRO. Such procedures may include, on a uniform and nondiscriminatory basis, rules providing for the distribution of nonforfeitable benefits to the alternate payee at an earlier time than benefits might otherwise be available to the Participant. However, such procedures may not permit distribution be made to the alternate payee in a payment form otherwise not available under the Plan. Distributions to the alternate payee may be made in any form available to the Participant under the Plan, other than a qualified joint and survivor annuity with a subsequent spouse of the alternate payee.

12.6	Employment Not Guaranteed by Plan. The establishment of this Plan, its amendments and the granting of a benefit pursuant to the Plan shall not give any Participant the right to continued Employment with the Employer, or limit the right of the Employer to dismiss or impose penalties upon the Participant or modify the terms of Employment of any Participant.

12.7	Form of Communication. Any election, application, claim, notice or other communication required or permitted to be made by or to a Participant, the Administrator or Company shall be made in such form as the Administrator or Company shall prescribe. A communication shall be effective upon mailing if sent first class, postage prepaid and addressed to the Administrator or Company at the principal office of the Administrator or Company or to the Participant at his last known address.

12.8	Facility of Payment. If a Participant’s duly qualified guardian or legal representative makes claim for any amount owing to the Participant, the Trustee shall pay the amount to which the Participant is entitled to such guardian or legal representative. In the event a distribution is to be made to a minor, the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such minor or an adult with whom the beneficiary maintains his residence, or to the custodian for such beneficiary under the Uniform Gift to Minors Act if permitted by the laws of the state in which the beneficiary resides. Any payment made pursuant to this section in good faith shall be a payment for the Account of the Participant and shall be a complete discharge from any liability of the Fund or the Trustee.

12.9	Location of Participant or Beneficiary Unknown. If the Administrator is unable to pay benefits from the Plan to any Participant or beneficiary due to the Administrator’s inability to locate such Participant or beneficiary, after forwarding a registered letter, return receipt requested, to the last known address of such Participant or beneficiary and after further diligent effort, the amount to be distributed may be treated as a forfeiture after the Participant incurs five consecutive one-year Breaks in Service. If the Participant or beneficiary is located subsequent to the allocation of the forfeiture, the forfeited amount should be restored, first from forfeitures, if any, then Income and, last, as an additional Employer contribution. In the event a Participant or beneficiary cannot be located upon termination of the Plan, any amount payable to such Participant or beneficiary shall be transferred at the earliest possible date to the state of the Participant’s or beneficiary’s last known address pursuant to the terms of that state’s abandoned property law or as otherwise permitted by law. Upon such transfer, the Employer, Administrator and Trustee shall have no further liability for the amount so transferred.

12.10	Service in More Than One Fiduciary Capacity. Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and Trust Fund.

12.11	Offset. In the event any payment is made by the Trustee to any individual who is not entitled to such payment, the Trustee shall have the right to reduce future payments due to such individual by the amount of any such erroneous payment. This right of offset, however, shall not limit the rights of the Trustee to recover such overpayments in any other manner.

12.12	Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

12.13	Construction. Except to the extent preempted by the Employee Retirement Income Security Act of 1974, the laws of the State of Wisconsin, as amended from time to time, shall govern the construction and application of the Plan. Words used in the masculine gender shall include the feminine and words in the singular shall include the plural, as appropriate. Any mention of “Articles,” “sections” and subdivisions thereof, unless stated specifically to the contrary, refers to Articles, sections or subdivisions in the Plan. All references to statutory sections shall include the section so identified, as amended from time to time, or any other statute of similar import. If any provisions of the Code or the Employee Retirement Income Security Act of 1974 render any provision of this Plan unenforceable, such provision shall be of no force and effect only to the minimum extent required by such law.

12.14	Retroactive Effective Dates for GUST Amendments. The following provisions of the Plan shall be effective as of the date indicated in order to comply with the Uruguay Round Agreements Act (“GATT”), the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, Internal Revenue Service Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000 (referred to collectively as “GUST”):

(a)	Family Aggregation. The family aggregation rules of Code section 401(a)(17) as in effect prior to their repeal are deleted from section 1.2(f) of the Plan effective for Plan Years beginning on or after January 1, 1997.

(b)	Leased Employees. The definition of Leased Employee in section 1.2 of the Plan is changed effective for Plan Years beginning on or after January 1, 1997.

(c)	Defined Contribution Dollar Limit. The defined contribution dollar limitation of section 5.1(a) is changed under GATT, effective for years beginning after December 31, 1994.

(d)	Compensation for Purposes of Code Section 415. The definition of Compensation in section 5.1(c) of the Plan is amended effective for limitation years beginning on or after January 1, 1998.

(e)	Inclusion of Elective Deferrals in Compensation. Elective deferrals shall be included in the definition of Compensation for purposes of section 5.1, effective for limitation years beginning on or after January 1, 1998.

For limitation years beginning on and after January 1, 2001, for purposes of applying the limitations described in Article 5 of the Plan, Compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the Employee by reason of Code section 132(f)(4). This amendment shall also apply to the definition of Compensation for purposes of section 1.2 of the Plan for Plan Years beginning on and after January 1, 2001.

(f)	Code Section 415(e). The combined defined benefit and defined contribution limits of Code section 415(e) do not apply to the Plan for Plan Years beginning on or after January 1, 2000.

(g)	ADP and ACP Testing. The actual deferral percentage (“ADP”) test of section 5.3 and the actual contribution percentage (“ACP”) test of section 5.4 are changed effective for Plan Years beginning on or after January 1, 1997.

(h)	Distributions of Excess Contributions. Changes to the provisions relating to distribution of excess contributions and deferrals under sections 5.3(c) and 5.4(c) are effective for Plan Years beginning after December 31, 1996, in accordance with the Small Business Job Protection Act of 1996.

(i)	Highly Compensated Employee. The definition of Highly Compensated Employee in section 5.6 of the Plan is effective for Plan Years beginning on or after January 1, 1997.

(j)	$5,000 Mandatory Cashout Amount. The mandatory cashout limit is raised from $3,500 to $5,000 effective October 1, 1998. The increase to $5,000 of the mandatory cashout amount in section 7.1(a) shall apply to the Accounts of all Participants regardless of when their Employment terminated. For mandatory distributions made prior to March 22, 1999, the Participant’s Account could not exceed $5,000 at the time distribution or at the time of any prior distribution or, for distribution made on or after October 17, 2000, at any time while the Participant’s Account is in pay status.

(k)	Eligible Rollover Distribution. Effective for distributions made on or after January 1, 1999, an eligible rollover distribution does not include a hardship distribution described in Code section 401(k)(2)(B)(i)(IV).

(l)	Nonalienation of Benefits. The nonalienation of benefits provision of section 12.4 is expanded to include certain judgments, orders, decrees or settlement agreements entered into on or after August 5, 1997.

(m)	Qualified Military Service. The section 12.12 provision relating to qualified military service is effective as of December 12, 1994.

This document reflects the provisions of the Reinhart Boerner Van Deuren s.c. Volume Submitter Master Document. The Master Document has been reviewed in advance by the Internal Revenue Service (the “IRS”). Use of the Volume Submitter Master Document results in (1) expedited IRS review of the Company’s plan and (2) lower IRS filing fees. Except for the Company’s own retirement plan purposes, this document is copyrighted and cannot be reproduced, in whole or in part, without the express prior written permission of Reinhart Boerner Van Deuren s.c.

TUFCO TECHNOLOGIES, INC.
PROFIT SHARING SAVINGS AND INVESTMENT PLAN

APPENDIX A

AMENDMENT OF THE PLAN FOR EGTRRA

This Plan amendment is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning after December 31, 2001.

This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

AMENDMENTS TO ARTICLE 1

THE PLAN AND DEFINITIONS

A.1.2(f)	Increase in Compensation Limit. The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001 shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year, or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

AMENDMENTS TO ARTICLE 3

CONTRIBUTIONS AND ALLOCATIONS

A.3.2	Catch-Up Contributions. Effective for contributions on or after January 1, 2004, all Participants shall be eligible to make catch-up contributions in accordance with, and subject to, the limitations of Code section 414(v) provided a participant is:

(a)	eligible to make elective contributions under the Plan; and

(b)	at least age 50 prior to the end of the Plan Year.

The Company shall not make a matching contributions with respect to any catch-up contributions.

The Administrator shall not take such catch-up contributions into account for purposes of determining the required limitations of Code section 402(g) as described in section 3.2(b) of the Plan or Code section 415 as described in Article 5 of the Plan. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such catch-up contributions.

A.3.6	Rollover Contributions. In addition to rollover contributions specified in section 3.6 of the Plan, the Plan will also accept participant contributions of an eligible rollover distribution and direct rollovers of distributions made after January 1, 2004 from:

(a)	a qualified plan described in Code section 401(a) or 403(a);

(b)	an annuity contract described in Code section 403(b); and

(c)	an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

The Plan will not accept a direct rollover of contributions consisting of after-tax employee contributions. The Plan will not accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income. A direct rollover from a conduit individual retirement account or annuity will continue to be accepted by the Plan.

AMENDMENTS TO ARTICLE 5

CONTRIBUTION AND ALLOCATION RESTRICTIONS

A.5.1	Section 415 Limitations on Contributions. This section shall be effective for limitation years beginning on or after January 1, 2002. The annual addition that may be contributed or allocated to a Participant’s Account for any limitation year shall not exceed the lesser of:

(a)	$40,000, as adjusted for increases in the cost-of-living under Code section 415(d), or

(b)	100% of the Participant’s compensation, within the meaning of Code section 415(c)(3), for the limitation year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code sections 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition.

A.5.2	Modification of Top-Heavy Rules. This section shall apply for purposes of determining whether the Plan is top-heavy under Code section 416(g) for Plan Years beginning on or after January 1, 2002, and whether the Plan satisfies the minimum benefits requirements of Code section 416(c) for such years.

(a)	Determination of Top-Heavy Status.

(1)	Key Employee. “Key Employee” means any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year which includes the determination date, was:

(A)	an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning on or after January 1, 2003),

(B)	a 5% owner of the Employer, or

(C)	a 1% owner of the Employer having annual compensation in excess of $150,000.

For this purpose, annual compensation means compensation within the meaning of Code section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(b)	Determination of Present Values and Amounts. This section A.5.2 shall apply for purposes of determining the Account balances of Employees as of the determination date.

(1)	Distributions During Year Ending on the Determination Date. The Account balances of an Employee as of the determination date shall be increased by any distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code section 416(g)(2) during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i).

In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(2)	Accounts of Non-Active Employees. The Accounts of any individual who has not performed services for the Employer during the one-year period ending on the determination date shall not be taken into account.

(c)	Minimum Benefits.

(1)	Coordination with Other Plans. There shall be no duplication of the minimum benefits required under Code section 416. The required top-heavy Employer contributions for any Plan Year for the benefit of each Participant who was not a Key Employee and who is a Participant in another qualified plan maintained by the Employer shall not be less than 5% of such Participant’s compensation, unless the top-heavy benefit is provided under a defined benefit plan.

(2)	Matching Contributions. If the Employer makes matching contributions to the Plan, the matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test (section 5.4 of the Plan) and other requirements of Code section 401(m).

(d)	Exemption from Top-Heavy Rules. The top-heavy requirements of Code section 416 and section 5.2 of the Plan shall not apply for any Plan Year beginning on or after January 1, 2002, during which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code section 401(k)(12) and matching contributions with respect to which the requirements of Code section 401(m)(11) are met.

A.5.4	Repeal of Multiple Use Test. The multiple use test described in Treasury Regulation section 1.401(m)-2 and section 5.4 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

AMENDMENTS TO ARTICLE 7
DISTRIBUTIONS

A.7.1	Elimination of “Same Desk Rule”. The introductory paragraph of section 7.1 shall be replaced with the following:

7.1	Timing of Distributions. Distribution of a Participant’s Account shall not begin before the Participant’s termination of Employment, unless specifically authorized in the Plan.

A.7.1(a)	Exclusion of Rollover Contributions in Determining Mandatory Cashouts. Effective for distributions made after December 31, 2003, the value of a Participant’s nonforfeitable Account balance shall be determined without regard to that portion of the Account balance which is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), 417(e)(1) and (2) and 457(e)(16) for purposes of mandatory cashouts of Accounts pursuant to section 7.1 of the Plan. If the value of the Participant’s vested Account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant’s entire vested Account.

A.7.2	Direct Rollovers of Plan Distributions. For purposes of the direct rollover provisions in section 7.2 of the Plan, the following shall be effective for distributions made on or after January 1, 2002:

(a)	Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in section 7.2 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code section 414(p).

(b)	Exclusion of Hardship Distributions. Any amount that is distributed on account of hardship under Article 7 of the Plan shall not be an eligible rollover distribution. Accordingly, the distributee may not elect to have any portion of such a distribution paid to an eligible retirement plan.

A.7.5	Plan Loans for Owner-Employees and Shareholder Employees. Effective for Plan loans made after December 31, 2001, Plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.

A.7.6	Hardship Withdrawals.

(a)	Reduction of Suspension Period Following Hardship Withdrawals. A Participant who receives a distribution of Elective Contributions on account of a hardship shall be prohibited from making Elective Contributions pursuant to this Plan or any other qualified or nonqualified plan of deferred compensation (excluding health or welfare plans) maintained by the Employer or a Related Employer in accordance with the following:

(1)	Hardship Withdrawals Paid On or After January 1, 2004. For at least six months after receipt of the withdrawn amount.

(2)	Hardship Withdrawals Paid in 2003. For at least six months after receipt of the hardship withdrawal or until January 1, 2004, if later.

TUFCO TECHNOLOGIES, INC.
PROFIT SHARING SAVINGS AND INVESTMENT PLAN

APPENDIX B

IRS MODEL AMENDMENT FOR MINIMUM DISTRIBUTION REQUIREMENTS

This Plan amendment is adopted to comply with final and temporary regulations under § 401(a)(9) of the Internal Revenue Code pursuant to Revenue Procedure 2002-29. This amendment shall supersede the provisions of the Plan in Article 7 to the extent those provisions are inconsistent with the provisions of this amendment. This Plan provides for lump sum distributions only. The provisions of this Appendix B shall in no way imply that a Participant may request a form of payment other than a lump sum.

ARTICLE B-1

GENERAL RULES

B.1.1	Effective Date. The Administrator shall apply the provisions of this Appendix for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

B.1.2	Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix shall be determined and made in accordance with the Treasury regulations under Code section 401(a)(9).

B.1.3	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of section 7.4(d) of the Plan that relate to section 242(b)(2) of TEFRA.

ARTICLE B-2

TIME AND MANNER OF DISTRIBUTION

B.2.1	Required Beginning Date. The Participant’s vested Account balance will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

B.2.2	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s vested Account balance will be distributed, or begin to be distributed, no later than as follows:

(a)	Spouse Beneficiary. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, distributions to the surviving spouse shall begin no later than the December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(b)	Non-Spouse Beneficiary. If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)	No Designated Beneficiary. If there is no designated beneficiary as of September 30 of the year following the calendar year of the Participant’s death, the Participant’s entire vested Account shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)	Surviving Spouse Beneficiary Dies Prior to Receiving Benefits. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, distribution shall be made in accordance with (b) or (c) above as if the surviving spouse were the Participant.

B.2.3	Distribution Beginning Date. For purposes of section B.2.2 above and Article 4 below, distributions are considered to begin as follows:

(a)	Unless section B.2.2 (d) above applies, distributions are considered to begin on the Participant’s required beginning date.

(b)	If section B.2.2 (d) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section B.2.2 (a) above.

(c)	If distributions made under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under section B.2.2 (a) above), the date distributions are considered to begin is the date distributions actually commence.

B.2.4	Forms of Distribution.

(a)	Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, distributions shall be made in accordance with Articles B-3 and B-4 of this Appendix as of the first distribution calendar year.

(b)	If the Participant’s vested Account balance is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code section 401(a)(9) and the Treasury regulations.

ARTICLE B-3

REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME

B.3.1	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that shall be distributed for each distribution calendar year is the lesser of:

(a)	The quotient obtained by dividing the Participant’s vested Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b)	If the Participant’s spouse is the Participant’s sole designated beneficiary for the distribution calendar year, the quotient obtained by dividing the Participant’s vested Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the

Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

B.3.2	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions shall be determined under this Article B-3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

ARTICLE B-4

REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH

B.4.1	Death On or After Date Distributions Begin.

(a)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s vested Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the calendar year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s vested Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

B.4.2	Death Before Date Distributions Begin.

(a)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s vested Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in section B.4.1.

(b)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section B.2.2 (a) above, this section B.4.2 will apply as if the surviving spouse were the Participant.

ARTICLE B-5

DEFINITIONS

B.5.1	Designated Beneficiary. The individual who is designated as the beneficiary under the Plan and is the designated beneficiary under Code section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

B.5.2	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section B.2.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

B.5.3	Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

B.5.4	Participant’s Vested Account Balance. The vested Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the distribution calendar year after the Valuation Date and decreased by distributions made in the distribution calendar year after the Valuation Date. The vested Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

B.5.5	Required Beginning Date. The date specified in section 7.4 of the Plan.